                                                                    Exhibit 99.1

                                                                [GLOBECOMM LOGO]

           GLOBECOMM SYSTEMS ANNOUNCES FISCAL 2005 FOURTH QUARTER AND
                   RECORD FISCAL YEAR 2005 FINANCIAL RESULTS

       o Revenues Increased 28.3 % in the Fourth Quarter of Fiscal 2005 as
                  Compared to the Fourth Quarter of Fiscal 2004

      o Diluted Earnings Per Share of $0.07 in the Fourth Quarter of Fiscal
        2005 as Compared to Diluted Earnings Per Share of $0.03 in Fourth
                             Quarter of Fiscal 2004

               o Record Revenues and Profits for Fiscal Year 2005

HAUPPAUGE, N.Y.--(BUSINESS WIRE)--September 8, 2005--Globecomm Systems Inc.
(NASDAQ: GCOM-News), a global provider of end-to-end satellite-based communications solutions, today announced financial results for the fiscal 2005 fourth quarter and fiscal year ended June 30, 2005.

FISCAL 2005 FOURTH QUARTER RESULTS

Revenues for the Company's fiscal 2005 fourth quarter increased 28.3% to $26.7 million, compared to $20.8 million in the same period last year. The increase in revenues was primarily the result of increased infrastructure sales activity in the U.S. Government and governmental agencies marketplace.

Net income for the Company's fiscal 2005 fourth quarter increased to $1.1 million, or $0.07 per diluted share, compared to net income of $0.4 million, or
$0.03 per diluted share, in the fourth quarter of fiscal 2004. Net income for the fourth quarter of fiscal 2005 included a net non-recurring gain of $0.3 million, or $0.02 per diluted share, which represents a $0.4 million reversal of previously recorded fixed asset depreciation, offset by a $0.1 million charge for the accelerated vesting of options.

FISCAL YEAR 2005

Revenues for the Company's fiscal year 2005 increased 25.6% to a record $109.6 million, compared to $87.2 million last year. The increase in revenues was primarily the result of increased infrastructure sales in the U.S. Government and governmental agencies marketplace, coupled with a general overall improvement in the telecommunications industry segments the Company serves.

Net income for the Company's fiscal year 2005 increased to a record $4.8 million, or $0.32 per diluted share, compared to a net loss of $1.3 million, or
$0.10 per diluted share, in fiscal year 2004. Net income for fiscal year 2005 includes $2.4 million, or $0.16 per diluted share, in non-recurring gains relating to the settlement with a major customer announced July 7, 2004 and a net non-recurring gain of $0.3 million, or $0.02 per diluted share. The net loss for fiscal year 2004 was reduced by a non-recurring gain of $1.0 million, or
$0.08 per diluted share.

Throughout fiscal 2005, Globecomm and its wholly owned subsidiary, Globecomm
Network Services Corporation (GNSC), made significant strides in positioning the
Company for future growth, including major contracts, new technology platforms and strategic relationships. Some of the highlights by segment included the following:

Globecomm Systems

     o    Increased the Company's working capital line of credit from $10.5 million to $16.5 million providing greater financial flexibility supporting the current growth phase.

     o    Introduced a new line of rapidly deployable, compact, Internet
          Protocol based, satellite communication terminals for secure broadband communications. The 0.77m Auto Explorer satellite terminal meets the requirements for airline overhead cabin baggage and can be set up in less than 15 minutes.

     o    Selected to participate in a U.S. Government Department of Defense
          (DOD) blanket purchase agreement program. The purpose of the program is to satisfy all commercial satellite communications terminal requirements for the DOD and other governmental agencies.

     o    Selected by SES AMERICOM to provide design and integration services in support of its new state-of-the-art MPEG-4 Internet Protocol
          Television (IPTV) based broadcast center, an innovative, centralized
          IPTV distribution solution enabling telephone companies to deliver high-end video, along with voice and broadband services over a single
          DSL line to the home.

     o    Launched a new managed mobile network services platform utilizing the
          Company's award winning (patent-pending) Internet Protocol network architecture. Existing cellular operators can now outsource parts of their network infrastructure to Globecomm in areas where it is not cost effective to serve small user groups.

Globecomm Network Services Corporation

The development of GNSC's service lines remains the focal point of GNSC's evolving strategy. The following are highlights:

     o    The broadcast service line continued to grow in fiscal 2005. GNSC launched new products to support DTH, cable head end distribution and turnaround services. Currently GNSC is broadcasting over 40 channels of content globally.

     o    The VoIP service line continued to grow. With network expansion, which now includes Hong Kong, GNSC was able to grow voice-generated revenue over 100% in fiscal 2005.

     o    As part of its complex VSAT solutions offerings GNSC teamed with IPIX
          Corporation, a leader in immersive imaging technology, to offer satellite and wireless surveillance solutions on a global basis to the government, enterprise observation and surveillance network markets.
          GNSC also launched a worldwide two-way high-speed Internet Protocol platform utilizing iDirect Technologies satellite-based broadband access solutions, positioning the Company for future networking opportunities with the U.S. Government.

     o    GNSC's field services capability continues to grow, supporting over
          4000 sites on a 24/7 basis in the U.S. GNSC also now offers global services for both the government and commercial sectors.

     o    As part of GNSC's Skyborne content delivery service line it continues to strengthen its relationship with Scientific Atlanta enabling GNSC to be a key solution provider of next generation network solutions for the U.S. enterprise market.

MANAGEMENT'S REVIEW OF RESULTS

Commenting on these financial results, David Hershberg, Chairman and Chief
Executive Officer of Globecomm said, "With our fifth consecutive quarter of profitability, Globecomm is demonstrating an ability to grow the Company, innovate new products, and expand into new markets while maintaining profitability and a strong balance sheet. Globecomm wrapped up fiscal 2005 with record revenues and profits. We are in new markets and witnessing a metamorphosis in the convergence of communications towards all IP networks, on which the Company is poised to capitalize. We are very excited about our future and look forward to showcasing the array of engineering depth the Company possesses throughout the upcoming year."

Ken Miller, President of Globecomm said, "Fiscal 2005 was a turning point for the Company, achieving our first full year of profitability at record revenues.
This accomplishment is a tribute to the employees who met the challenge of the market downturn from the years 2000 through 2004 and allowed us to come out of that period a stronger, more competitive, and profitable company in 2005.
Throughout the year, we made significant headway in developing relationships with new government customers and major government prime contractors;
relationships that are bearing fruit in new contracts for both systems and network services. We are continuing to leverage our significant engineering, system product and network service capabilities to serve a growing number of government requirements. We introduced our new Auto-Explorer satellite terminals during the year aimed at the growing government market for automatic acquisition terminals. We began to reap the benefits of these product introductions in new orders and exposure to new government customers. Our ability to offer government customers satellite

systems and network service offerings under one roof has proven to be valuable to major government customers. We expect to see continued interest where government requirements demand high quality systems and networks, in addition to on-going support and network services."

MANAGEMENT'S CURRENT EXPECTATIONS FOR THE FISCAL YEAR ENDING JUNE 30, 2006

Globecomm currently expects consolidated revenues for fiscal year 2006 to be in excess of $125 million, or a 14% increase over fiscal 2005, and diluted earnings per share to be in excess of $0.25 per share, or a 79% increase over fiscal 2005 diluted earnings per share, excluding net non-recurring gains.

These expectations reflect management's current view of the next twelve months.
Actual results for fiscal year 2006 will remain susceptible to factors in certain areas of the world. This may include, but is not limited to, major disruptions in the marketplaces we operate due to political unrest, local violence, global economic recession and changes in United States Government foreign policy. Results will also remain susceptible to possible cost overruns on projects, unfavorable product mix and timing of or failure to book and turn certain projects included in our projections. The Company further anticipates quarterly income statement fluctuations resulting from the nature of the business and the size of certain contracts in backlog.

About Globecomm Systems

Globecomm Systems Inc. provides end-to-end value-added satellite-based communication solutions by leveraging its core satellite ground segment systems and network capabilities, with satellite communication services capabilities.
The solutions Globecomm offers include general contracted complex communications networks, militarized commercial off the shelf products and services and voice over Internet Protocol (VoIP), video broadcast, business recovery, satellite-based terrestrial restoral, content delivery and other networks on a global basis. Globecomm's customers include communications service providers, commercial enterprises, Internet Service Providers, content providers and government entities.

Based in Hauppauge, New York, Globecomm Systems also maintains offices in
Washington D.C., Hong Kong, the United Kingdom and the United Arab Emirates.

This press release contains projections or other forward-looking statements regarding future events or the future financial performance of Globecomm Systems
Inc. These statements reflect the current beliefs and expectations of the
Company. Some matters addressed in this press release, involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from these statements include risks and other factors detailed, from time to time, in the Company's reports filed with the Securities and Exchange
Commission, including, but not limited to, the Company's Annual Report on Form
10-K for the year ended June 30, 2004, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, which the Company urges investors to consider.
These risks and other factors include, but are not limited to general political and economic instability in the United States and abroad, including the hostilities in Iraq and Afghanistan, reliance on a small number of contracts for a large portion of the Company's revenue, increasing reliance on the government marketplace and the Company's ability to penetrate emerging markets. The Company undertakes no obligation to publicly release the revisions to such forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

CONTACT: Globecomm Systems Inc.
David Hershberg, 631-231-9800
or
Investor Relations:
Matthew Byron, 631-457-1301
or
Fax: 631-231-1557
info@globecommsystems.com
-------------------------
www.globecommsystems.com.
------------------------
SOURCE: Globecomm Systems Inc.

                                          -Financial tables follow-

                             GLOBECOMM SYSTEMS INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                  THREE MONTHS ENDED       YEARS ENDED
                                                  JUNE 30,   JUNE 30,   JUNE 30,   JUNE 30,
                                                    2005       2004       2005       2004
                                                  --------   --------   --------   --------

Revenues from ground segment systems,
   networks and enterprise solutions              $ 20,934   $ 17,427   $ 90,656   $ 73,305
Revenues from data communications services           5,779      3,387     18,928     13,931
                                                  --------   --------   --------   --------
Total revenues                                      26,713     20,814    109,584     87,236
                                                  --------   --------   --------   --------
Costs and operating expenses:
      Costs from ground segment systems,
        networks and enterprise solutions           16,762     14,000     75,357     63,282
      Costs from data communications                 4,433      3,381     15,527     12,992
      services
      Selling and marketing                          1,793      1,347      5,821      4,808
      Research and development                         318        375      1,021      1,328
      General and administrative                     2,431      1,414      7,596      6,529
                                                  --------   --------   --------   --------
Total costs and operating expenses                  25,737     20,517    105,322     88,939
                                                  --------   --------   --------   --------
Income (loss) from operations                          976        297      4,262     (1,703)
Other income:
      Interest income                                  158         80        444        271
      Gain on sale of investment                        --         --         40         --
      Gain on sale of
        available-for-sale                              --         --        132         91
        securities
                                                  --------   --------   --------   --------
Income (loss) before income taxes                    1,134        377      4,878     (1,341)
Provision for income taxes                              64         --         64         --
                                                  --------   --------   --------   --------
Net income (loss)                                 $  1,070   $    377   $  4,814   $ (1,341)
                                                  ========   ========   ========   ========
Basic net income (loss) per common share          $   0.07    $  0.03   $   0.33   $  (0.10)
                                                  ========   ========   ========   ========
Diluted net income (loss) per common share        $   0.07    $  0.03   $   0.32   $  (0.10)
                                                  ========   ========   ========   ========
Weighted-average shares used in the
   calculation of basic net income (loss)
   per common share                                 14,593     14,141     14,422     13,346
                                                  ========   ========   ========   ========
Weighted-average shares used in the
   calculation of diluted net income (loss)
   per common share                                 15,048     14,593     14,966     13,346
                                                  ========   ========   ========   ========


                             GLOBECOMM SYSTEMS INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                            JUNE 30,  JUNE 30,
                                                              2005     2004
                                                            -------   -------
ASSETS
Current assets:
      Cash and cash equivalents                             $25,609   $28,252
      Restricted cash                                            --     1,903
      Accounts receivable, net                               22,700    14,318
      Inventories                                            13,317     3,904
      Prepaid expenses and other current assets                 858     1,274
      Deferred income taxes                                      38        83
                                                            -------   -------
Total current assets                                         62,522    49,734
Fixed assets, net                                            15,619    15,441
Goodwill                                                      7,204     7,204
Other assets                                                  1,033     1,096
                                                            -------   -------
Total assets                                                $86,378   $73,475
                                                            =======   =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                                         $25,571   $19,682
Deferred liabilities, less current portion                      670       987
Total stockholders' equity                                   60,137    52,806
                                                            -------   -------
Total liabilities and stockholders' equity                  $86,378   $73,475
                                                            =======   =======